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                                                                    EXHIBIT 10.2

                         EMPLOYEE STOCK OPTION AGREEMENT
                     UNDER THE FRANK'S NURSERY & CRAFT, INC.
                             2002 STOCK OPTION PLAN

                  THIS AGREEMENT, made as of the 12th day of September, 2002, by and between Frank's Nursery & Craft, Inc., a Delaware corporation (the "Company") and Steve Fishman (the "Optionee").

                                   WITNESSETH:

                  WHEREAS, the Optionee is now employed by the Company in a key capacity, and the Company desires to have him remain in such employment and to afford him the opportunity to acquire, or enlarge, his ownership of the Company's Common Stock, par value $.001 per share ("Stock"), so that he may have a direct proprietary interest in the Company's success;

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth herein and in the Company's 2002 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, as of the effective date of the Company's Plan of Reorganization (the "Grant Date"), during the period commencing Grant Date and ending on the tenth anniversary of the Grant Date (the "Expiration Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company an aggregate of 1,826,117 shares of Stock at a price of $1.15 per share ("Option Price").

                  2. Limitations on Exercise of Options. Subject to early expiration of the Options upon a termination of employment with the Company, as set forth in Section 3 below, and compliance with the terms and conditions set forth herein, the Options shall vest and become exercisable as to fifty percent (50%) of the Options on the Grant Date and as to the remaining fifty percent (50%) of the Options on the one year anniversary of the Grant Date. To the extent not exercised, vested Options shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, but not later than the date the Options expire.

                  3. Termination of Employment. (a) If prior to the Expiration Date, the Optionee shall cease to be employed by the Company for any reason other than death, disability, or retirement, the Options shall remain exercisable until the earlier of the Expiration Date or 90 days after the date of cessation of employment, but only to the extent the Options were exercisable at the time of such cessation of employment.

                  (b) If, prior to the Expiration Date, the Optionee shall enter retirement (in accordance with any qualified retirement plan maintained by the Company) from employment or cease to be employed by the Company by reason of death or disability, or the Optionee shall die
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or become disabled while entitled to exercise any of the Options pursuant to
Section 3(a), the Optionee or, in the event of death, the executor or administrator of the estate of the Optionee, or the Trustee of any trust established by the Optionee, or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution, or in the event of disability, the person appointed by the Optionee, shall have the right, until the earlier of the Expiration Date or twelve (12) months after the date of retirement or death, to exercise the Options to the extent that the Optionee was entitled to exercise them on the date of retirement or death, subject to any other limitation contained herein on the exercise of the Options in effect on the date of exercise.

                  (c) After the expiration of any exercise period described in either of Section 3(a) or 3(b) hereof, the Options shall terminate together with all of the Optionee's rights hereunder, to the extent not previously exercised.

                  4. Repurchase of Stock by Company. If the Optionee's employment with the Company is terminated for any reason during a time when the Stock is not listed or quoted on a national securities exchange or in the over-the-counter market, the Company shall have the right, within 120 days of the date of such termination, to purchase all of the Options and all shares of Stock acquired upon exercise of any Option. In such case the purchase shall be made at the "Fair Market Value" (as defined in the Plan) of a share of Stock on the purchase date (less, in the case of the purchase of any Option, the applicable Option Price).

                  5. Non-Transferable. Unless otherwise determined by the Committee (as defined in the Plan), the Optionee may not transfer the Options except by will or the laws of descent and distribution and Options shall be exercisable during the Optionee's lifetime only by the Optionee or his guardian, trustee or legal representative; provided, however, that Optionee shall have the right to transfer such options to any trust in which Optionee is the beneficiary during his lifetime; further, provided, however, that any such transfer must be permissible under the rules and regulations governing Form S-8, as promulgated by the Securities Exchange Commission. No purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, except for permitted transfers to any trust in which Optionee is the beneficiary during the Optionee's lifetime.

                  6. Adjustments and Corporate Reorganizations. If one of the events set forth in Section 14(a) of the Plan shall occur, the Committee shall conclusively determine the appropriate adjustments, if any, to the number and class of shares of Stock which are subject to outstanding Options and the Option price therefor, if applicable. (a) If, by reason of such event, Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the shares of Stock subject to the Option, as the case may be, prior to such event.

                  7. Exercise: Payment For and Delivery of Stock. (a) The Options shall be exercised by delivering written notice to the Company stating the number of shares of Stock to be purchased, the person or persons in whose name the shares of Stock are to be registered and


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each such person's address and social security number. Such notice shall not be effective unless accompanied by the full Option price for all shares to be purchased, and any applicable withholding (as described below). The Option price shall be payable in cash, stock or by such other means as shall be acceptable to the Committee in its discretion; provided that if the Optionee uses Stock in payment of the exercise price, the shares so used must be considered "mature" for purposes of generally accepted accounting principles, i.e., (i) been held by the Optionee free and clear for at least six months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Optionee on the open market, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price. Payment in currency or by certified or cashier's check shall be considered payment in cash. In the event that all or part of the Option price is paid in shares of Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options.

                  (b) The Company's obligation to deliver shares of Stock upon exercise of an Option is subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee shall satisfy such obligations by making a payment of the requisite amount in cash, by check, by tendering shares of stock considered "mature," valued at their Fair Market Value on the date of exercise, or by such other means as shall be acceptable to the Committee in its discretion.

                  8. Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Company's obligation to make Gross-Up Payments under this Section 8 shall not be conditioned upon the Executive's termination of employment.

                  (b) (i) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Grant Thornton LLP, or such other nationally recognized certified public accounting firm as may be designated by the Board (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a change in control which requires a determination under this Section 8, the Board may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up


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Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within 5 days of the receipt of the Accounting Firm's determination. Except as provided in subparagraph 8(b)(ii), any determination by the Accounting Firm shall be binding upon the Company and the Executive.

                  (ii) As a result of the uncertainty in the application of
         Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), or that Gross-Up Payments will have been made by the Company that should not have been made (the "Overpayments"), in each case consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. If subsequent to the making of any Payments by the Company the Accounting Firm determines that an Overpayment has been made (whether on the basis of previous error, erroneous facts, changes in law or otherwise), the Executive shall promptly pay to the Company the amount of such Overpayment.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;


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provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 11(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (e) Notwithstanding any other provision of this Section 8, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

                  (f) Definitions. The following terms shall have the following meanings for purposes of this Section 8.

                  (i) "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.


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                  (ii) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

                  9. Rights as Stockholder. The Optionee or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares, and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

                  10. Company; Optionee. (a) The term "Company" as used in this Agreement with reference to employment or service as a consultant shall include the Company and its Subsidiaries (as defined in the Plan), successors and assigns.

                  (b) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution or otherwise, the word "Optionee" shall be deemed to include such person or persons.

                  11. Requirements of Law. No certificate or certificates for shares of Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Optionee of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Committee, upon notice given to the Optionee, shall be final, binding and conclusive. In the event the Company is unable to issue a certificate for shares of Stock issuable pursuant to the exercise of the Options, the Optionee shall have the right to pursue any available claim that he may have against the Company.

                  12. Notices. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Optionee at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  13. Non-Qualified Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

                  14. Binding Effect. Subject to Section 5 hereof, this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

                  15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.


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                  16. Plan. The terms and provisions of the Plan are
incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. Any capitalized term not defined herein shall have the meaning attributed thereto in the Plan.

                  IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                  This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

                                         FRANK'S NURSERY & CRAFT, INC.


                                         By:/s/ Michael D. McBride
                                            ----------------------
                                         Name:  Michael D. McBride
                                         Title: Vice President and Secretary

ACCEPTED:

/s/ Steven S. Fishman
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Print Name:  Steven S. Fishman

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Street Address

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City and State


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